UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

AETHLON MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒       No fee required

☐       Fee paid previously with preliminary materials

☐       Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

11555 Sorrento Valley Road

Suite 203

San Diego, CA 92121

To Our Stockholders:

You are cordially invited to attend our Special Meeting of Stockholders (the “Special Meeting”) on Tuesday, May 13, 2025 at 8:00 a.m., Pacific Time. To facilitate stockholder participation in the Special Meeting and to provide a consistent and convenient experience to all stockholders regardless of location, the Special Meeting will be held in a virtual meeting format only, via live webcast on the Internet at https://event.choruscall.com/mediaframe/webcast.html?webcastid=CCZbvdlo, with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Special Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Special Meeting on May 13, 2025 to ensure you are logged in when the Special Meeting starts.

We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the Securities and Exchange Commission. On or about April 21, 2025, we are mailing a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Special Meeting, which Notice contains instructions for accessing the attached Proxy Statement via the Internet, as well as voting instructions.

We appreciate your continued interest and support of the Company.

Sincerely,

/s/ James B. Frakes	/s/ Edward G. Broenniman
James B. Frakes Chief Executive Officer	Edward G. Broenniman Chairman of the Board

i

AETHLON MEDICAL, INC.

11555 SORRENTO VALLEY ROAD, SUITE 203

SAN DIEGO, CA 92121

(619) 941-0360

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on May 13, 2025

To Our Stockholders:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of Aethlon Medical, Inc. (the “Company”), will be held on Tuesday, May 13, 2025, at 8:00 a.m., Pacific Time via live webcast at https://event.choruscall.com/mediaframe/webcast.html?webcastid=CCZbvdlo. To facilitate stockholder participation in the Special Meeting and to provide a consistent and convenient experience to all stockholders regardless of location, the Special Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Special Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Special Meeting on May 13, 2025 to ensure you are logged in when the Special Meeting starts. You may also submit your vote by proxy and may submit questions ahead of the Special Meeting through the designated website. For further information, please see the Questions and Answers about the Special Meeting beginning on the first page of the accompanying Proxy Statement.

The Special Meeting will be held for the following purposes:

1.	To approve, pursuant to Nevada Revised Statutes 78.2055, a reverse stock split of our common stock at a ratio in the range of 1-for-5 to 1-for-12, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date as determined by our Board of Directors in its sole discretion (but in no event later than May 13, 2026) (Proposal No. 1); and

2.	To approve the issuance of shares of common stock upon exercise of the warrants to purchase common stock (the “Inducement Warrants”) issued in a private placement, and to approve the Reset of Exercise Price provision contained in the Inducement Warrants (Proposal No. 2);

3.	To approve the adjournment of the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event we have not received sufficient votes in favor of any of the foregoing proposals (Proposal No. 3); and

4.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

We have fully set forth the proposals and information relevant thereto in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, our Board of Directors recommends “FOR” each of Proposals 1, 2 and 3. Action may be taken on any one of the foregoing proposals at the Special Meeting on the date specified above or on any date or dates to which the meeting may be postponed or adjourned. We do not expect to transact any other business at the Special Meeting.

Stockholders of record at the close of business on March 27, 2025 will be entitled to notice of and to vote at the Special Meeting and at any continuation or adjournment thereof. A list of the stockholders of record as of the close of business on March 27, 2025 will be available for inspection by any of our stockholders for any purpose germane to the Special Meeting during normal business hours at our principal executive offices, located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121, beginning ten days before the Special Meeting through the date of the Special Meeting, and will also be made available during the Special Meeting.

ii

We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the Securities and Exchange Commission. We believe this method expedites our stockholders’ receipt of proxy materials, conserves natural resources and significantly reduces the costs of the Special Meeting. On or about April 21, 2025, we are mailing a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Special Meeting, which Notice contains instructions for accessing the attached Proxy Statement via the Internet, as well as voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: https://www.aethlonmedical.com/investors/sec-filings.

We cordially invite all stockholders to attend the Special Meeting via live webcast at https://event.choruscall.com/mediaframe/webcast.html?webcastid=CCZbvdlo. Your vote is important no matter how large or small your holdings in the Company may be. Whether or not you expect to attend the Special Meeting, please complete, date, sign and return the proxy card you receive or submit your vote using another method included in the Notice you received in the mail, as promptly as possible in order to ensure your representation at the meeting. If you hold your shares beneficially in street name through a nominee, you should follow the instructions you receive from your nominee to vote those shares. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented at the Special Meeting. Even if you return your proxy, you may nevertheless attend the Special Meeting and vote your shares virtually if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement at any time before it has been voted at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on May 13, 2025:

The proxy materials are available at https://www.aethlonmedical.com/investors/sec-filings

By order of the Board of Directors,

/s/ James B. Frakes
James B. Frakes, Secretary

San Diego, California

April 18, 2025

iii

AETHLON MEDICAL, INC.

11555 SORRENTO VALLEY ROAD, SUITE 203

SAN DIEGO, CA 92121

(619) 941-0360

__________________________

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2025

__________________________

We are furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of Aethlon Medical, Inc. (the “Company,” “we,” “us” or “our”) of proxies to be used at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Tuesday, May 13, 2025, at 8:00 a.m., Pacific Time via live webcast at https://event.choruscall.com/mediaframe/webcast.html?webcastid=CCZbvdlo, and at or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the Securities and Exchange Commission (the “SEC”). We believe this method expedites our stockholders’ receipt of proxy materials, conserves natural resources and significantly reduces the costs of the Special Meeting. On or about April 21, 2025, we are mailing a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Special Meeting, which Notice contains instructions for accessing this Proxy Statement via the Internet, as well as voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 13, 2025: The proxy materials will be accessible online on or about March 18, 2025 at: https://www.aethlonmedical.com/investors/sec-filings.

Only stockholders of record at the close of business on March 27, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting.

We have selected James B. Frakes and Edward G. Broenniman, and each of them individually, to serve as the holders of proxies for the Special Meeting. The shares of common stock represented by each executed and returned proxy will be voted by Mr. Frakes and/or Mr. Broenniman, as applicable, in accordance with the directions indicated on the proxy. If you sign your proxy card or otherwise submit your proxy without giving specific instructions, your shares will be voted “FOR” each of the director nominees named in this Proxy Statement and “FOR” each of Proposals at the Special Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any other matter that may be properly presented for action at the Special Meeting; we currently know of no other business to be presented.

1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will vote on the following proposals: (i) to approve, pursuant to Nevada Revised Statutes 78.2055, a reverse stock split of our common stock at a ratio in the range of 1-for-5 to 1-for-12, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date as determined by our Board of Directors in its sole discretion (but in no event later than May 13, 2026) (Proposal No. 1), (ii) to approve the issuance of shares of common stock upon exercise of the warrants to purchase common stock (the “Inducement Warrants”) issued in a private placement, and to approve the Reset of Exercise Price provision contained in the Inducement Warrants (Proposal No. 2); (iii) to approve the adjournment of the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event we have not received sufficient votes in favor of any of the foregoing proposals (Proposal No. 3).

How do I attend, participate in, and ask questions during the virtual Special Meeting?

We will be hosting the Special Meeting via live webcast only. Any holder of record of shares of our common stock can attend the virtual Special Meeting live online at https://event.choruscall.com/mediaframe/webcast.html?webcastid=CCZbvdlo; however, only holders of record of shares of our common stock on March 27, 2025, the Record Date, are entitled to vote at the Special Meeting. The meeting will start at 8:00 a.m. Pacific Time, on Tuesday, May 13, 2025. Stockholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Special Meeting, you will need your unique control number, which is included on the Notice or proxy card you received in the mail, as applicable, if you are a stockholder of record of shares of common stock as of close of business on the Record Date, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” The link to access the Special Meeting will also be available at www.aethlonmedical.com, under the “Investors” tab. We recommend that you log in a few minutes before 8:00 a.m. Pacific Time, on Tuesday, May 13, 2025 to ensure you are logged in when the Special Meeting starts. The webcast will open 15 minutes before the start of the Special Meeting.

If you would like to submit a question, you may do so during the Special Meeting at any time by logging in to https://event.choruscall.com/mediaframe/webcast.html?webcastid=CCZbvdlo and entering your unique control number. Once past the login screen, there will be an email address displayed on the web portal. You may then submit your question to that email address when appropriate during the meeting.

Who is entitled to vote at the Special Meeting?

Stockholders of record at the close of business on March 27, 2025, which is the Record Date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. Each share of our common stock outstanding at the close of business on the Record Date will be entitled to one vote on all matters properly submitted to a vote at the Special Meeting. As of the Record Date, there were 16,061,096 shares of common stock outstanding. If you were a stockholder of record of common stock on the Record Date, you will be entitled to vote all of the shares of common stock that you held on that date at the Special Meeting or any postponements or adjournments of the Special Meeting. Stockholders who own shares registered in different names or at different addresses may receive more than one Notice or proxy card in the mail. If you receive multiple Notices or proxy cards from us, and intend to vote your shares by proxy, you must vote your shares using the instructions provided on the Notice or sign each of the proxy cards received, as applicable, to ensure that all of the shares you own are represented at the Special Meeting.

Why is our Board of Directors soliciting proxies?

As many of our stockholders may be unable to attend the Special Meeting virtually, our Board of Directors is soliciting your proxy so that each stockholder is given an opportunity to vote. The voting methods set forth on the Notice and the proxy enables each stockholder to vote via proxy on all matters that are scheduled to come before the virtual Special Meeting. When we have timely received votes using the methods set forth on the Notice or a properly executed proxy card, the stockholder’s shares will be voted at the virtual Special Meeting according to the stockholder’s directions. We urge stockholders to submit their votes in accordance with the instructions set forth on the Notice received in the mail or specify their choices by marking the appropriate boxes on the enclosed proxy card, as applicable. If you sign and timely return a proxy card or otherwise submit your proxy without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” each of the director nominees named in this Proxy Statement, “FOR” Proposal Nos. 1, 2 and 3, and in the discretion of the proxy holder on any other matters that properly come before the Special Meeting).

2

When are stockholder proposals and director nominations due for next year’s annual meeting?

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder who desires to include a proposal in the Proxy Statement and form of proxy for our next annual meeting of Stockholders must deliver the proposal in writing to 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121, Attention: Corporate Secretary, no later than April 18, 2025. Any stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if delivered to our principal executive offices before May 30, 2025 and after June 29, 2025. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b). The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.

What constitutes a quorum?

Stockholders representing not less than thirty-three and one-third percent (33 1/3%) of our issued and outstanding shares of common stock as of the Record Date, present at the Special Meeting by virtual attendance or represented by proxy at the Special Meeting, constitute a quorum. Votes cast by proxy or online at the virtual Special Meeting will be tabulated by the Inspector of Elections in conjunction with information received from our transfer agent. The Inspector of Elections also will determine whether or not a quorum is present.

Shares that abstain from voting as to a proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a proposal, or broker non-votes, will be counted for purposes of determining whether a quorum is present at the virtual Special Meeting but will not be counted towards the vote total for such proposal.

What vote is required to approve the Reverse Stock Split?

The Reverse Stock Split will be approved if a quorum is met and more votes are cast in favor of this proposal than are cast against it. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

What vote is required to approve the Inducement Warrants (as defined in Proposal 2 below)?

The Reverse Stock Split will be approved if a quorum is met and more votes are cast in favor of this proposal than are cast against it. An abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter. A broker non-vote for which the broker does not have voting discretion will be excluded entirely from the vote and will therefore have no effect on the outcome of the vote for this matter.

What vote is required to approve the adjournment of the Special Meeting to solicit additional proxies?

The adjournment of the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of any of the other proposals will be approved if more votes are cast in favor of this proposal than are cast against it. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

3

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote online at the Special Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card you receive in the mail, if applicable. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote even if you have already voted by proxy.

•	To vote using the proxy card you receive in the plan (if applicable), simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-454-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed Notice or proxy card, as applicable. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 12, 2025 to be counted.

•	To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and control number from the enclosed Notice or proxy card, as applicable. Your internet vote must be received by 11:59 p.m. Eastern Time on May 12, 2025 to be counted.

•	You may attend the virtual Special Meeting; for more information please see “How do I attend, participate in, and ask questions during the virtual Special Meeting?” above.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Aethlon. To vote prior to the meeting, simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote online at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

How will my shares be voted if I return my proxy?

All shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by our Board of Directors.

If any other matters are properly presented at the Special Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the Special Meeting.

4

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your brokerage firm, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters.

Under applicable rules and interpretations the New York Stock Exchange (the “NYSE”), non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed routine versus non-routine may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your broker, bank, or other agent, in order to ensure that your shares are voted.

We believe that under applicable rules, Proposals 1, 2, and 3 are considered routine matters for which brokerage firms and other nominees may vote shares that are held in the name of brokerage firms or other nominees and which are not voted by the applicable beneficial owners. Accordingly, if you do not instruct your broker or other nominee to vote your shares, the broker or other nominee may either (a) vote your shares on routine matters, or (b) leave your shares unvoted altogether. If Proposals 1 and 2 are treated as routine matters, as expected, we do not expect to receive any broker non-votes with respect to Proposals 1 and 2.

May I change my vote after I return my proxy card?

Any proxy may be revoked at any time before it is voted at the Special Meeting by (i) delivering to our Secretary, at or before the taking of the vote at the Special Meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Special Meeting by virtual attendance and voting online (although attendance at the virtual meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our principal executive offices at Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121, Attention: Secretary, before the taking of the vote at the Special Meeting.

Are dissenters’ rights available with respect to any of the proposals?

Dissenters’ rights are not available with respect to any of the proposals to be voted on at the Special Meeting.

Who will bear the costs of this solicitation?

We have retained InvestorCom, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $6,500 plus expenses. The cost of soliciting proxies incurred by us and the proxy solicitation firm, including the preparation, assembly and mailing of the Notices, proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. In addition, our directors, officers and employees may solicit proxies by mail, telephone, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

Where can I find the proxy materials for the Special Meeting on the internet?

Our Notice of Special Meeting of Stockholders, Proxy Statement and proxy card may be accessed on the SEC’s website at http://www.sec.gov.

5

How are proxy materials delivered to households?

We will deliver only one Notice or set of our proxy materials (including a Notice of Special Meeting of Stockholders and Proxy Statement), as applicable, to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate Notice or set of our proxy materials, as applicable, to a stockholder at a shared address to which a single copy of any such document was delivered upon oral or written request to:

Aethlon Medical, Inc.

Attn: Secretary

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

Telephone No.: (619) 941-0360

A stockholder may notify us at the above address or phone number that such stockholder wishes to receive a separate Notice or set of proxy materials, as applicable, in the future. Stockholders sharing an address may direct to us at the above address or phone number requests for delivery of a single Notice or set of proxy materials, as applicable, as applicable, if they are receiving multiple copies of such documents.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days from the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days from the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

6

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 3, 2025, with respect to the ownership of our common stock, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our capital stock, (ii) each of our directors and director nominees, (iii) each of our executive officers, and (iv) all of our named executive officers and directors as a group. As of such date, we had 16,085,767 shares of our common stock issued and outstanding. We believe that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws where applicable, except where otherwise noted. Unless otherwise indicated, the address for each person listed in the table below is c/o Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, CA 92121.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)		PERCENT OF SHARES BENEFICIALLY OWNED(2)
Greater than 5% Stockholders
Ikarian Capital, LLC	1,229,285	(3)	7.6%
Directors and Named Executive Officers
James B. Frakes, Chief Executive Officer, Chief Financial Officer and Director	22,429	(4)	*
Edward G. Broenniman, Chairman and Director	39,070	(5)	*
Chetan S. Shah, M.D., Director	31,375	(6)	*
Angela Rossetti, Director	49,660	(7)	*
Guy F. Cipriani, Senior Vice President, Chief Operating Officer	1,791	(8)	*
Steven P. LaRosa, M.D., Chief Medical Officer	21,238	(9)	*
Nicolas Gikakis, Director	31,462	(10)	–
All Current Directors and Executive Officers as a Group (7 members)	195,686	(11)	1.2%

_____________________________

*	Less than 1%

(1)	Calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable by a person within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)	Based on 16,085,767 shares of common stock outstanding as of April 3, 2025.

(3)	Represents shares of common stock held by Ikarian Healthcare Master Fund, L.P., a Cayman Islands exempted limited partnership (the “Fund”) and certain separate managed account. The Fund, and certain separately managed accounts managed by Ikarian Capital (collectively, the "Managed Accounts"), are the record owners of the securities covered by this statement. Ikarian Capital is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and serves as investment manager to the Fund and as sub-adviser to the Managed Accounts, and may be deemed to have beneficial ownership of the securities covered by this statement through the investment discretion it has over the Fund and the Managed Accounts. Ikarian Capital is ultimately controlled, indirectly, by Mr. Shahrestani. Accordingly, Mr. Shahrestani may be deemed to indirectly beneficially own securities beneficially owned by Ikarian Capital. The Fund disclaims beneficial ownership of the shares held by the Managed Accounts. The Managed Accounts disclaim beneficial ownership of the shares held by the Fund. The address of the principal business office of each of the Reporting Persons is c/o Ikarian Capital, LLC, 100 Crescent Court, Suite 1620, Dallas, Texas 75201.

(4)	Consists of (i) 238 shares of common stock and (ii) 22,191 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 3, 2025.

(5)	Consists of (i) 39,070 shares of common stock.

(6)	Consists of (i) 31,375 shares of common stock.

(7)	Consists of (i) 49,660 shares of common stock.

(8)	Consists of (i) 1,791 shares of common stock. Dr. Cipriani’s employment with us terminated on October 3, 2024.

(9)	Consists of 21,238 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 3, 2025.

(10)	Consists of (i) 31,462 shares of common stock.

(11)	Consists of the shares described in Notes (3) through (11) above, less the 1,957 shares of common stock held by Dr. Cipriani’s, whose employment with us terminated on October 3, 2024.

7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes all transactions since April 1, 2022, and all proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. In making such decisions our Audit Committee considers and approves or disapproves any related party transaction as defined under SEC Regulation Item 404, to the extent required by SEC regulations.

Separation Agreement with Former CEO

In connection with Charles J. Fisher, Jr. M.D.’s resignation as the Company’s Chief Executive Officer, effective November 2023 (the “Separation Date”), in accordance with the terms of his Executive Employment Agreement with the Company, dated as of October 30, 2020 (the “Fisher Employment Agreement”), and pursuant to Dr. Fisher’s Separation Agreement with the Company, effective as of November 27, 2023 (the “Separation Agreement”), the Company will provide Dr. Fisher with (1) cash severance equivalent to twelve months of Dr. Fisher’s base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings, payable over the Company’s regular payroll schedule over the twelve months following the Separation Date; (2) the accelerated vesting on fifty percent (50%) of the outstanding and unvested equity awards held by Dr. Fisher that were subject to time-based vesting as of the Separation Date, which were deemed fully vested and exercisable as of the Separation Date; and (3) reimbursement of COBRA healthcare premium costs for the same level of coverage Dr. Fisher had during his employment with the Company, until the earliest of (i) twelve months from November 27, 2023, (ii) the date Dr. Fisher becomes eligible for substantially equivalent healthcare coverage through another source, or (iii) the expiration of Dr. Fisher’s eligibility for the continuation coverage. Further, and pursuant to the Separation Agreement, Dr. Fisher provided the Company with a general release of all claims, effective November 27, 2023.

Employment Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive and Director Compensation — Employment Contracts.”

Equity Awards Granted to Executive Officers and Directors

We have granted stock options and RSUs to our executive officers and directors. For information about our grants of stock option awards and RSUs to our named executive officers and our directors, refer to “Executive and Director Compensation — Outstanding Equity Awards at 2024 Fiscal Year-End,” “Executive and Director Compensation — Director Compensation for 2024 Fiscal Year” and “Executive and Director Compensation — Non-Employee Director Compensation Policy.”

Indemnification Agreements

We have entered into and intend to continue to enter into indemnification agreements with each of our directors and our officers. The indemnification agreements, our Articles of Incorporation, as amended, and our Amended and Restated Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Policies and Procedures for Transactions with Related Persons

We maintain a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family or affiliate of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family or affiliate of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

8

PROPOSAL No. 1 –APPROVAL OF A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-5 TO 1-FOR-12, WITH SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS AND WITH SUCH REVERSE STOCK SPLIT TO BE EFFECTED AT SUCH TIME AND DATE AS DETERMINED BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION (BUT IN NO EVENT LATER THAN May 13, 2026).

Background

Our Board of Directors has unanimously approved a reverse stock split of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-5 to 1-for-12, inclusive, or the Reverse Stock Split, pursuant to Nevada Revised Statutes, or NRS, 78.2055.

Effecting the Reverse Stock Split would reduce the number of outstanding shares of our common stock. The determination to effect a Reverse Stock Split, including the ratio and the effective date and time of any such Reverse Stock Split, will be determined by our Board of Directors within a reasonable time following the Special Meeting. Our Board of Directors has recommended that the proposed Reverse Stock Split be presented to, and approved by, our stockholders.

Pursuant to Proposal 1, our stockholders are being asked to approve a Reverse Stock Split of our common stock at a ratio in the range of 1-for-5 to 1-for-12, and to grant authorization to our Board of Directors to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio within the specified range.

Should we receive the required stockholder approval for Proposal 1, our Board of Directors will have the sole authority to determine, and without the need for any further action on the part of our stockholders, whether to effect the Reverse Stock Split and the number of whole shares of our common stock, between and including 5 and 12, that will be combined into one share of our common stock.

By approving Proposal 1, our stockholders will: (a) approve a Reverse Stock Split of our common stock pursuant to which any whole number of outstanding shares of common stock between and including 5 and 12 will be combined into one share of common stock; and (b) authorize our Board of Directors to determine, at its option, whether to effect and the specific timing and ratio of the Reverse Stock Split within the specified range.

In addition, under NRS 78.207, a corporation that desires to change the number of shares of a class of its authorized stock by increasing or decreasing the number of authorized shares of the class and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class held by each stockholder of record at the effective date and time of the change, may, except in certain limited circumstances, do so by a resolution adopted by the Board of Directors, without obtaining the approval of the stockholders. In the event that our stockholders do not approve this Proposal 1, our Board of Directors may take action to effect a reverse split of our common stock without stockholder approval pursuant to NRS 78.207 if required to comply with the Nasdaq minimum bid price requirement described more fully below and if the Board of Directors deems such a reverse stock split without stockholder approval to be in the interests of the Company.

In the event any reverse stock split of our common stock is implemented, whether the Reverse Stock Split (if approved by our stockholders pursuant to this Proposal 1 and implemented by our Board of Directors), or a reverse stock split effectuated by our Board of Directors without stockholder approval pursuant to NRS 78.207, any fractional shares of our common stock that would otherwise result from such reverse stock split, will be rounded up to the next whole share.

9

Approval of Reverse Stock Split of our Common Stock (Proposal 1)

Our Board of Directors has approved and is recommending that our stockholders approve a Reverse Stock Split of our common stock at a ratio in the range of 1-for-5 to 1-for-12. We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within such range, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board of Directors’ then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board of Directors decides to implement a Reverse Stock Split, the Board of Directors will do so within a reasonable time following the Special Meeting by resolution (but in no event later than May 13, 2026), which will include the specific timing and ratio of the Reverse Stock Split. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To maintain our listing on The Nasdaq Capital Market. By potentially having the effect of increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Capital Market. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share.

On June 27, 2024, we received a notice, or Notice, from Nasdaq, that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Requirement. The Notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(A), we had 180 days to regain compliance with the Minimum Bid Price Requirement by having the closing bid price of our common stock meet or exceed $1.00 per share for at least ten consecutive business days. We subsequently requested an extension of time to regain compliance with Nasdaq Listing Rule 5550(a)(2) and submitted to Nasdaq a plan to regain compliance.

On January 7, 2025, the Company received a letter from Nasdaq (the “Extension Notice”) advising that the Company has been granted a 180-day extension, or until June 23, 2025, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). If at any time prior to June 23, 2025, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Company will regain compliance with the Minimum Bid Price Requirement.

The Extension Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market and does not affect the Company’s reporting requirements with the Securities and Exchange Commission. There can be no assurance, however, that we will be able to regain compliance with the Minimum Bid Price Requirement. Even if we do regain compliance, we may not be able to maintain compliance with the continued listing requirements for the Nasdaq Capital Market or our common stock could be delisted in the future. In addition, we may be unable to meet other applicable listing requirements of the Nasdaq Capital Market, including maintaining minimum levels of stockholders’ equity or market values of our common stock in which case, our common stock could be delisted notwithstanding our ability to demonstrate compliance with the Minimum Bid Price Requirement.

If we do not regain compliance with the Minimum Bid Price Requirement, our common stock will be subject to delisting. The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. The delisting of our common stock by Nasdaq could adversely affect the liquidity of our common stock, create increased volatility in our common stock, and result in a loss of current or future coverage by certain sell-side analysts and/or a diminution of institutional investor interest. Delisting could also cause a loss of confidence of our collaborators, vendors and employees, which could harm our business and future prospects. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on the OTC Bulletin Board, OTC-QB or another over-the-counter market, which alternatives are generally considered to be less efficient markets. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of our common stock. Moreover, if our common stock is delisted, it may come within the definition of “penny stock” under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. These requirements may reduce trading activity in the secondary market for our common stock and may impact the ability or willingness of broker-dealers to sell our securities which could limit the ability of stockholders to sell their securities in the public market and limit our ability to attract and retain qualified employees or raise additional capital in the future.

10

The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

The Board of Directors believes that maintaining the current number of authorized shares of our common stock, irrespective of the Reverse Stock Split, is necessary to provide us with the flexibility to act in the future with respect to raising additional financing, potential strategic collaborations and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of common stock may arise. Such a delay might deny us the flexibility that our Board of Directors views as important and in the interests of the Company and its stockholders.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•	Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock, as their internal policies might discourage them from following or recommending companies with low stock prices.
•	Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.
•	Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, our Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•	our ability to maintain our listing on The Nasdaq Capital Market;
•	which Reverse Stock Split ratio would result in the least administrative cost to us;
•	prevailing general market and economic conditions; and
•	if our stockholders approve this Proposal 1, the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split, which will be available to provide flexibility to use our common stock for business and/or financial purposes.

11

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. We expect that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, it is possible that, if implemented, our common stock may not become more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholder equity requirement, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

If our stockholders approve this Proposal 1, the effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. If our stockholders approve this Proposal 1, the implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock available for issuance (as our authorized number of shares of common stock will remain at 60,000,000 shares), which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 1 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board of Directors could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board of Directors, give certain holders the right to acquire additional shares of our common stock at a low price. The Board of Directors also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this Proposal 1 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 1 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

12

Effects of Reverse Stock Split

After the effective time of a Reverse Stock Split (if approved by the stockholders and implemented by our Board of Directors), each stockholder will own a reduced number of shares of common stock as compared to immediately prior to the effective time of the Reverse Stock Split. However, any Reverse Stock Split that is implemented by our Board of Directors would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except for adjustments that may result from the treatment of fractional shares as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than for adjustments that may result from the treatment of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the treatment of fractional shares as described below) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split.

The principal effects of a Reverse Stock Split that is implemented by our Board of Directors will be that:

•	depending on the Reverse Stock Split ratio selected by the Board of Directors, each eight to 12 shares of our common stock owned by a stockholder will be combined into one post-split share of our common stock;
•	no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise hold a fractional share of common stock after giving effect to the Reverse Stock Split will hold one whole post-split share as explained more fully below;
•	the total number of authorized shares of our common stock will remain at 60,000,000 shares, resulting in an effective increase in the authorized number of shares of our common stock available for issuance; provided that if this Proposal 1 does not receive stockholder approval and the Board of Directors effects a reverse split of our common stock without stockholder approval, as permitted under NRS 78.207, the total number of authorized shares of our common stock will be correspondingly and proportionately reduced by the Reverse Stock Split ratio selected by the Board of Directors;
•	based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, RSUs and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, RSUs and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.

The following table contains approximate information, based on share information as of April 3, 2025, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized(1)	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	60,000,000	16,085,767	26,632,939	17,281,294
Post-Reverse Stock Split 1:5	60,000,000	3,217,153	5,326,588	51,456,259
Post-Reverse Stock Split 1:8	60,000,000	2,010,721	3,329,117	54,660,162
Post-Reverse Stock Split 1:10	60,000,000	1,608,577	2,663,294	55,728,129
Post-Reverse Stock Split 1:12	60,000,000	1,340,481	2,219,412	56,440,108

____________

(1)	Note that if this Proposal 1 does not receive stockholder approval and the Board of Directors effects a reverse split of our common stock without stockholder approval, as permitted under NRS 78.207, the total number of authorized shares of our common stock will be corresponding and proportionately reduced by the Reverse Stock Split ratio selected by the Board of Directors.

13

After the effective time of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “AEMD” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Time

The proposed Reverse Stock Split would become effective as of the date and time determined by our Board of Directors and specified in the resolutions approving the actual Reverse Stock Split, which time we refer to in this Proposal 1 as the Effective Time. Effective as of the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 1. See “Share Issuance In Lieu of Fractional Shares” below regarding the treatment of any fractional shares.

Share Issuance In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any reverse stock split of our common stock, whether the Reverse Stock Split (if approved by our stockholders pursuant to this Proposal 1 and implemented by our Board of Directors), or a reverse stock split effectuated by our Board of Directors without stockholder approval pursuant to NRS 78.207. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, pursuant to NRS 78.205(2)(b), we will issue to such stockholder such additional fraction of a share as is necessary to increase such resulting fractional share to a full share of common stock. For example, if as a result of a reverse stock split a record stockholder would otherwise be entitled to hold 15.3 shares of our common stock after giving effect to the Reverse Stock Split, such stockholder would instead hold 16 shares of our common stock.

Record and Beneficial Stockholders

If this Proposal 1 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, or our Board of Directors otherwise elects to implement a reverse split of our common stock without stockholder approval, as permitted under NRS 78.207, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 1 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split or our Board of Directors otherwise elects to implement a reverse split of our common stock without stockholder approval, as permitted under NRS 78.207, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Aethlon Medical or its exchange agent, as soon as practicable after the effective time of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS AND UNTIL THEY ARE REQUESTED TO DO SO.

14

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after any Reverse Stock Split. As a result, on the Effective Time, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively and prospectively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Dissenter’s or Appraisal Rights

Our stockholders are not entitled to dissenter’s or appraisal rights under the NRS with respect to the proposed Reverse Stock Split.

Material Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to U.S. Holders (as defined below) of our common stock who hold their common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). The summary is based on the Code, applicable Treasury Regulations promulgated thereunder, current administrative rulings and practices and judicial authorities as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special rules, including without limitation banks, financial institutions or insurance companies; brokers, dealers or traders in securities, commodities or currencies; tax-exempt entities or organizations; regulated investment companies or real estate investment trusts, pension funds or retirement plans; certain former citizens or long-term residents of the United States; persons that received shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation for the performance of services; persons that hold shares of our common stock as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes; partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that hold shares of our common stock through such an entity; persons who hold our common stock as “qualified small business stock” within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code; persons who acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, or persons whose “functional currency” is not the U.S. dollar. Moreover, this summary does not address (i) the tax consequences of the Reverse Stock Split arising under any under any state, local or non-U.S. tax laws, or any U.S. federal tax laws other than U.S. federal income tax laws (such as estate, gift tax laws), (ii) the alternative minimum tax, the Medicare contribution tax on net investment income, or the special accounting rules under Section 451(b) of the Code, (iii) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split, or (iv) the tax consequences to holders of options, warrants or similar rights to acquire our common stock. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (A) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (B) it has a valid election in effect to be treated as a United States person.

15

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes that is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, and that, taken together with other relevant transactions, if any, will not have the effect of the receipt of money or other property by some stockholders and an increase in the proportionate interest of other stockholders in our assets or earnings and profits. Assuming that is the case, a U.S. Holder that receives a reduced number of shares of common stock will not recognize income, gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its shares of common stock held immediately prior to the Reverse Stock Split, and such stockholder’s holding period in the reduced number of shares will include the holding period in its shares held immediately prior to the Reverse Stock Split. The tax treatment of the increase of a fractional share of our common stock to a whole share is not certain. We intend to treat the issuance of such a whole share as a non-recognition event, but there can be no assurances that the Internal Revenue Service or a court would not successfully assert otherwise. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices. Stockholders should consult their own tax advisors regarding the tax consequences to them of the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

Required Vote

The Reverse Stock Split would be effectuated pursuant to NRS 78.2055, which was amended by the Nevada Legislature effective May 30, 2023, pursuant to Assembly Bill No. 126. Pursuant to such amendment, the Reverse Stock Split will be approved, in accordance with our amended and restated bylaws, if more votes are cast in favor of this proposal than are cast against it. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

As noted above, in the event that our stockholders do not approve this Proposal 1, our Board of Directors may take action in accordance with NRS 78.207 to effect a reverse split of our common stock without stockholder approval if required to comply with the Nasdaq minimum bid price requirement and if deemed to be in the interest of the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF A REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL 1.

16

PROPOSAL NO. 2 - To approve the issuance of shares of common stock upon exercise of Inducement Warrants issued in a private placement, and to approve the Reset of Exercise Price provision contained in the Inducement Warrants.

We are seeking stockholder approval, for the issuance of up to 12,400,000 (subject to beneficial ownership limitations) shares of Common Stock issuable upon exercise of the Inducement Warrants (defined below) and for approval of the Reset of Exercise Price provision found in Section 3(i) of the Inducement Warrants.

The information set forth in this Proposal 2 is qualified in its entirety by reference to the full text of Inducement Warrant (as defined below) and inducement offer (as defined below) attached as exhibits 4.1 and 1013, respectively, to our Current Report on Form 8-K filed with the SEC on March 17, 2025.

Stockholders are urged to carefully read these documents.

Background

On March 16, 2025, we entered into an inducement offer to exercise existing Class A and Class B Warrants (the “Agreement”) with a certain accredited and institutional holder (the “Holder”) of the Company’s Class A and Class B Warrants issued on May 17, 2024 (the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holder, upon exercise, received a new unregistered Common Stock Purchase Warrant (“Inducement Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to purchase up to a number of shares equal to 200% of the number of Warrant Shared issued pursuant to the exercise of Existing Warrants pursuant to the Agreement (the “Inducement Warrant Shares”), which Inducement Warrants shall have an exercise price equal to $0.3736, subject to adjustment as provided in the Inducement Warrant, will be exercisable any time after six (6) months from the date of issuances and have a term of exercise of five and one half (5.5) years from the date of issuance and (ii) a reduction of the exercise price of the Existing Warrants to $0.3736 per share, representing the closing price on March 14, 2025, but only with respect to a cash exercise under the Existing Warrants (as reduced from the previous respective exercise price as set forth in the Existing Warrants).

The closing took place on March 17, 2025. Gross proceeds to the Company from the exercise of the Existing Warrants was approximately $2,316,320 million, prior to deducting closing costs and placement agent fees as further described below. We intend to use the net proceeds from the offering for working capital and general corporate purposes. As a result of the Holder exercising the Existing Warrants, the Company issued an aggregate of 6,200,000 shares of its common stock. The shares underlying the Existing Warrants have all been registered on Form S-1 registration statement (Registration Number 333-278188).

Based on the Inducement Warrant exercise price of $0.3736, (and not adjusted pursuant to the Reset of Exercise Price provision discussed below), the Holder may be issued up to a maximum of 12,400,000 shares of common stock under the Inducement Warrants. However, holder is subject to a beneficial ownership limitation of 4.99% limiting the issuance of such shares. The common shares issuable under the Inducement Warrants are also subject to adjustment for stock splits, reclassifications, subdivisions and similar adjustments.

We agreed to file a resale registration statement registering the shares underlying the Inducement Warrants (“Resale Registration Statement”) within ninety (90) days of the date of the Agreement and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective on or prior to the 150th calendar day after the date of the Agreement. Subject to the terms of the Agreement, we will be required to pay certain liquidated damages if the shares underlying the Inducement Warrants are not filed within the ninety (90) period, as more fully described in the Agreement.

We further agreed that until sixty (60) days after the closing date of the warrant exercise, it will not (other than in connection with limited enumerated exceptions) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement or any amendment or supplement (other than the registration statement registering the shares underlying the Inducement Warrants).

17

Inducement Warrants Reset of Exercise Price

Section 3(i) of the Inducement Warrants includes, a Reset of Exercise Price provision that required a potential reset the exercise price of the Inducement Warrants at a price equal to 100% of the trailing five day VWAP immediately preceding March 31, 2025, provided, that in no event shall the Reset Price be less than 20% of the most recent closing price at the time of execution of the warrant inducement (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the warrant inducement); provided, however, this provision in Section 3(i) shall be subject to approval at either (i) the special meeting of the stockholders to be held at the earliest practicable date after the date hereof, or (ii) the Company’s next two (2) annual meetings of stockholders. The five day VWAP immediately preceding March 31, 2025 was above the exercise price of $0.3736 per share and therefore no reset of the exercise price is necessary.

We are seeking stockholder approval for Proposal No. 2 because, pursuant to the Inducement Warrants and specifically the Reset of Exercise Price language in Section 3(i), we agreed to pursue shareholder approval in this Special Meeting and in two subsequent Annual Meetings of Stockholders. In the event stockholder approval for Proposal No. 2 is not obtained at the Special Meeting, we will be required to call seek approval of such provision in the two subsequent Annual Meetings.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INDUCEMENT WARRANTS AND THE RESET OF EXERCISE PRICE AS SET FORTH IN PROPOSAL 2.

18

PROPOSAL NO. 3 – ADJOURNMENT OF THE SPECIAL MEETING.

Our stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the proposals set forth in this Proxy Statement.

If a quorum is not present at the Special Meeting, our stockholders may be asked to vote on the proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of any of the proposals.

If the adjournment proposal is submitted for a vote at the Special Meeting, and if our stockholders vote to approve the adjournment proposal, the Special Meeting may be adjourned to another place, or a later date or dates, to enable us to solicit additional proxies in favor of any of the proposals. If the adjournment proposal is approved, and the Special Meeting is adjourned, we will use the additional time to solicit additional proxies in favor of the relevant proposals to be presented at the Special Meeting, including the solicitation of proxies from stockholders that have previously voted against any of the proposals.

Our Board of Directors believes that, if the number of shares of our common stock voting in favor of any of the proposals at the Special Meeting is insufficient to approve such proposals, it is in the best interests of our stockholders to enable us, if we so choose and for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposals. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. If the Special Meeting is adjourned, the time and place of the adjourned Special Meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

This proposal will be approved if more votes are cast in favor of this proposal than are cast against it. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS.

19

OTHER MATTERS

Our Board of Directors does not know of any matters to be brought before the Special Meeting other than those referred to in this Proxy Statement. If any matters that are not specifically set forth in this Proxy Statement properly come before the Special Meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

20

PROXY

AETHLON MEDICAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MAY 13, 2024

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” Proposals 1, 2 and 3.

The stockholder(s) represented herein appoint James B. Frakes and Edward G. Broenniman, and each of them, proxies with the power of substitution to vote all shares of common stock entitled to be voted by said stockholder(s) at the Special Meeting of the Stockholders of Aethlon Medical, Inc. (the “Company,” or “our”), to be held virtually at https://event.choruscall.com/mediaframe/webcast.html?webcastid=CCZbvdlo on May 13, 2025 at 8:00 a.m. (Pacific Time), and in any adjournment or postponement thereof as specified in this proxy. To access the virtual meeting, you must have your control number and other information that is printed on the reverse side of this form.

Proposal 1		FOR	AGAINST	ABSTAIN
	To approve, pursuant to Nevada Revised Statutes 78.2055, a reverse stock split of our common stock at a ratio in the range of 1-for-5 to 1-for-12, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date as determined by our Board of Directors in its sole discretion (but in no event later than May 13, 2026).	☐	☐	☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To approve the issuance of shares of common stock upon exercise of the warrants to purchase common stock (the “Inducement Warrants”) issued in a private placement, and to approve the Reset of Exercise Price provision contained in the Inducement Warrants.	☐	☐	☐
Proposal 3		FOR	AGAINST	ABSTAIN
	To approve the adjournment of the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event we have not received sufficient votes in favor of any of the foregoing proposals.	☐	☐	☐

PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

IN THEIR DISCRETION, PROXIES ARE ENTITLED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

COMPANY ID:	PROXY NUMBER:	ACCOUNT NUMBER:

Signature _______________________________________	Date______________________

Signature _______________________________________	Date______________________

Note: Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign.

If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer and affix corporate seal.

21